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                                                                    Exhibit 2.14

                            -------------------------
                            APPLIEDTHEORY CORPORATION
                            -------------------------

Issue Date:
           ------------

               Common Stock Purchase Warrant, $.01 Purchase Price

        APPLIEDTHEORY CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________________ having an address at _________________________________________________ ("PURCHASER") or
any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on the fifth anniversary of the Issue Date, ___________________ fully paid and nonassessable shares of Common Stock, par value $0.01, of the Company (the "COMMON STOCK"), at a purchase price per share of Common Stock equal to $0.01, (the "PURCHASE PRICE"), as the same may be adjusted pursuant to Section 5 herein.

   1.   DEFINITIONS.

        (a)  The term "ACT" shall mean the Securities Act of 1933, as amended.

        (b)  The term "AGGREGATION PARTY" shall have the meaning set forth in
Section 9(a).

        (c) The term "AGREEMENT" shall mean the Purchase Agreement dated as of June 5, 2000, between, among others, the Company and the Investors signatory thereto.

        (d) The term "APPROVED MARKETS" shall mean the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System.

        (e) The term "CHANGE IN CONTROL TRANSACTION" shall mean the occurrence of any of the following after the Closing Date, (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) any person (as defined in Section 13(d) of the
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Exchange Act together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's power.

        (f)  The term "ISSUE DATE" shall mean ___________.

        (g) The term "COMMON STOCK" shall mean have the meaning set forth in the preamble.

        (h) The term "COMMON STOCK EQUIVALENT" shall have the meaning set forth in Section 5(b).

        (i) The term "COMPANY" shall have the meaning set forth in the preamble.

        (j)  The term "COVENANT TIME" shall have the meaning set forth in
Section 9(a).

        (k) The term "DEEMED BENEFICIALLY OWNED" shall have the meaning set forth in Section 10(a).

        (l)  The term "DELIVERABLE SHARES" shall have the meaning set forth in
Section 2(b).

        (m)  The term "DTC shall have the meaning set forth in Section 3(a).

        (n)  The term "DWAC" shall have the meaning set forth in Section 3(a).

        (o) The term "EFFECTIVE REGISTRATION" shall have the meaning specified in the Agreement.

        (p) The term "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

        (q)  The term "FAIR MARKET VALUE" shall have the meaning set forth in
Section 3(b).

        (r)  The term "FAST" shall have the meaning set forth in Section 3(a).

        (s)  The term "PRINCIPAL MARKET " shall have the meaning set forth in
Section 3(b).

        (t) The term "PURCHASE PRICE" shall have the meaning set forth in the Preamble.

        (u) The term "PURCHASER" shall have the meaning set forth in the Preamble.

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        (v)  The term "REGISTRATION RIGHTS AGREEMENT" shall mean the
Registration Rights Agreement, dated as of June 5, 2000, between the Company and the Investor signatory thereto.

        (w) The term "RESTRICTION OWNERSHIP PERCENTAGE" shall have the meaning set forth in Section 10(a).

        (x)  The term "SEC" shall have the meaning set forth in Section 3(b).

        (y)  The term "SUBSCRIPTION NOTICE" shall have the meaning set forth in
Section 2(a).

        (z)  The term "SURRENDERED SHARES" shall have the meaning set forth in
Section 2(b).

        (aa) The term "T+3 " shall have the meaning set forth in Section 3(a).

        (bb) The term "TRADING DAY" shall mean a day on which there is trading on the NASDAQ National Market System or other Approved Market on which the Common Stock is then principally traded.

        (cc) The term "TRIGGERING ACQUISITION" shall have the meaning set forth in Section 9(a).

        (dd) The term "TRIGGERING SHARES" shall have the meaning set forth in
Section 9(a).

        (ee) The term "WARRANT HOLDER" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

        (ff) The term "WARRANT SHARES" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

   2.   EXERCISE OF WARRANT.

   This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by either of the following methods:

        (a) The Warrant Holder may surrender this Warrant, together with a form of subscription in the form attached hereto duly executed by Warrant Holder ("SUBSCRIPTION NOTICE"), at the offices of the Company or any transfer agent for the Common Stock; or

        (b) The Warrant Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this

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Warrant is being surrendered in payment of the aggregate Purchase Price for the
Deliverable Shares ("SURRENDERED SHARES"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares. For the purposes of this provision, each Surrendered Share will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Share.

   In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days issue and deliver to or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

   3.   DELIVERY OF STOCK CERTIFICATES.

        (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company shall transmit certificates of the Warrant Shares (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of the Subscription Notice ("T+3"). If such certificates are not received by the Warrant Holder within T+3, then the Warrant Holder will be entitled to revoke and withdraw its exercise of its Warrant at any time prior to its receipt of those certificates.

        In lieu of delivering physical certificates representing the Warrant Shares deliverable upon exercise of Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Warrant Holder, by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The exchange pursuant to Section 3 shall be deemed to have been made immediately prior to the close of business on the date of the Subscription Notice. The person or persons entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the record holder or holders of such Warrant Shares at the close of business on the date of the Subscription Notice.

        (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional

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share. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the closing trading price of the Common Stock on the Approved Market which is the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET") on the date of determination or, if the Common Stock is not listed or admitted to trading on any Approved Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Warrant Holder, or, if the Common Stock is not listed or admitted to trading on any Approved Market or traded over-the-counter and the average price cannot be determined a contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's board of directors with the concurrence of the Warrant Holder.

   4.   REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        (a) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

        (b) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, 200% of such number of shares of Common Stock as shall from time to time be issuable hereunder.

        (c) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

             (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

             (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

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             (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

   5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

        (a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Purchase Price payable per share, so that the aggregate Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

        (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then, once the Warrant Holder exercises the Warrant, in whole or in part, the Warrant Holder shall be entitled to receive such shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof) that the Warrant Holder would have been entitled to receive had the Warrant Holder made such exercise prior to the record date for such dividend or distribution .

        (c) Other Distributions. To the extent that Section 5(b) does not apply, if at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then, once the Warrant Holder exercises the Warrants, in whole or in part, the Warrant Holder shall be entitled to receive such shares of such capital stock, evidence of indebtedness or assets that the Warrant Holder would have

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been entitled to receive had the Warrant Holder made such exercise prior to the record date for such distribution.

        (d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

        (e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

   6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

   7. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the

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method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

   8. RIGHTS AS STOCKHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 Trading Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

   9.   LIMITATION ON EXERCISE.

        (a) Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised by the Warrant Holder to the extent that, after giving effect to Warrant Shares to be issued pursuant to a Subscription Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of ownership of this Warrant, or ownership of other securities that have limitations on the holder's rights to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the EXCHANGE ACT exists (an "AGGREGATION PARTY"), would exceed 9.9% (the "RESTRICTED OWNERSHIP PERCENTAGE") of the total issued and outstanding shares of the Company's Common Stock; provided that (w) the Warrant Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company or in the event of a Change in Control Transaction, (x) the Warrant Holder shall have the right at any time and from time to time to increase its Restricted Ownership Percentage or otherwise waive in whole or in part the restrictions of this
Section 9 or immediately in the event of a Change in Control Transaction, and
(y) the Warrant Holder can make subsequent adjustments pursuant to (w) or (x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the Restricted Ownership Percentage or in the event of a Change in Control Transaction if it results in an increase in the Restricted Ownership Percentage). Without limiting the foregoing, in the event of a Change in Control Transaction, the Warrant Holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to subsequent Change in Control Transactions. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to create a new Change in Control Transaction. The term "DEEMED BENEFICIALLY OWNED" as used in this Warrant shall exclude shares that

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might otherwise be deemed beneficially owned by reason of the exercisability of the Warrants.

        (b) Each time (a "COVENANT TIME") the Warrant Holder makes a Triggering Acquisition (as defined below) of shares of Common Stock (the "TRIGGERING SHARES"), the Warrant Holder will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to rights-to-acquire existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (x) the Restricted Ownership Percentage of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (y) the number of shares of Common Stock actually owned by the Warrant Holder at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). A "TRIGGERING ACQUISITION" means the giving of a Subscription Notice or any other acquisition of Common Stock by the Warrant Holder or an aggregation party; provided, however, that with respect to the giving of such Subscription Notice, if the associated issuance of shares of Common Stock does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this
Section 9 shall terminate. At each Covenant Time, the Warrant Holder shall be deemed to waive any right it would otherwise have to acquire Common Shares to the extent that such acquisition would violate any covenant given by the Warrant Holder under this paragraph. For the avoidance of doubt:

             (i) The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

             (ii) The Warrant Holder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Warrant Holder must comply with all such covenants then in effect.

        (c) The delivery of a Subscription Notice by the Warrant Holder shall be deemed a representation by the Warrant Holder that it is in compliance with this Section 9.

   10. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense promptly will execute and deliver, in lieu thereof a new Warrant of like tenor.

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   11.  SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; CHOICE OF LAW.

        (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

        (b) Each of the Company and the Warrant Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11 shall affect or limit any right to serve process in any other manner permitted by applicable law.

        (c) The Company and the Warrant Holder irrevocably waive their right to trial by jury.

        (d) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed entirely within such State.

   12. AMENDMENTS. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

   13.  NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
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                        to the Company:

                                                1500 Broadway , 3rd Floor
                                                New York, NY  10036
                                                Attn:  Chief Financial Officer

                        with copies to:

                                                224 Harrison Street , 8th Floor
                                                Syracuse, NY  13202
                                                Attn:  General Counsel

                        to the Warrant Holder:
                                                -------------------------
                                                -------------------------
                                                -------------------------
                                                Attention:
                                                            ----------------
                                                Facsimile:
                                                            ----------------

                        with copies to:
                                                -------------------------
                                                -------------------------
                                                -------------------------
                                                Attention:
                                                            ----------------
                                                Facsimile:
                                                            ----------------

Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

   14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

   15. ASSIGNMENT. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any, as shall not have been so transferred or assigned.

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Dated:
      --------------------

                                                     APPLIEDTHEORY CORPORATION

                                                      By:
                                                         ----------------------
                                                         Name:
                                                         Title:

[CORPORATE SEAL]

Attest:

By:
    -----------------------------




   (SIGNATURE PAGE OF APPLIEDTHEORY CORPORATION COMMON STOCK PURCHASE WARRANT)

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                           FORM OF SUBSCRIPTION NOTICE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO:         APPLIEDTHEORY CORPORATION
ATTN:       SECRETARY

        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

___(A) for, and to purchase thereunder,________________ shares of Common Stock of AppliedTheory Corporation a Delaware corporation (the "Common Stock"), and herewith, or by wire transfer, makes payment of $_______________________ therefor; or


___(B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder,________________________shares of Common Stock, and herewith makes payment therefor with ______________Surrendered Warrant Shares.


The undersigned requests that the certificates for such shares be issued in the name of, and


___(A)      delivered to_____________________, whose address
            is___________________; or

___(B) electronically transmitted and credited to the account of_______________________, undersigned's prime broker (Account No. __________________) with Depository Trust Company through its Deposit Withdrawal Agent Commission system.

Dated:
      -----------------


                                      ------------------------------------------
                                      (Signature must conform to name of
                                      holder as specified on the face of the
                                      Warrant)

                                      ------------------------------------------
                                                  (Address)


                                      Tax Identification Number:
                                                                ----------------



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                               ------------------

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received, the undersigned hereby sells, assigns, and transfers unto _______________ the right represented by the within Warrant to purchase
____________shares of Common Stock of APPLIEDTHEORY CORPORATION, a Delaware corporation, to which the within Warrant relates, and appoints ________________ _____________________________ Attorney to transfer such right on the books of APPLIEDTHEORY CORPORATION, a _______________ corporation, with full power of substitution of premises.

Dated:
      --------------------

                                          --------------------------------------
                                          (Signature must conform to name of
                                          holder as specified on the face of the
                                          Warrant)

                                          --------------------------------------
                                                       (Address)


Signed in the presence of:



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